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                                                                    EXHIBIT 5.01


                                January 15, 2002


VERITAS Software Corporation
350 Ellis Street
Mountain View, California 94043

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by VERITAS Software Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about January 16, 2002 in connection with the registration under the Securities Act of 1933, as amended, of 28,177 shares of the Company's common stock, $0.001 par value per share (the "STOCK"), subject to issuance by the Company upon the exercise of options originally granted by The Kernel Group Incorporated, a Delaware corporation ("TKG") under its 1997 Incentive Equity Plan (the "PLAN"), which options have been assumed by the Company and converted into options to purchase shares of the Stock (the "ASSUMED OPTIONS") pursuant to that certain Agreement and Plan of Merger, dated as of December 19, 2001 (the "MERGER AGREEMENT"), by and among the Company, VERITAS Operating Corporation ("VOC"), a Delaware corporation and wholly-owned subsidiary of the Company, TKG, and Maverick Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of VOC.

        In rendering this opinion, we have examined the following:

        (1) the Company's Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on January 8, 2002 (the "CERTIFICATE OF INCORPORATION");

        (2) the Company's Bylaws, as amended, certified by the Company's Secretary on October 31, 2001 (the "BYLAWS");

        (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

        (4) the Merger Agreement and the Certificate of Merger filed with the Office of the Delaware Secretary of State on December 28, 2001 pursuant to the Merger Agreement;

        (5) the prospectus prepared in connection with the Registration Statement (the "PROSPECTUS");

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VERITAS Software Corporation
January 15, 2002
Page 2


        (6) the action by unanimous written consent of the Board of Directors of the Company relating to the authorization of the assumption of the Assumed Options;

        (7) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of January 15, 2002 and a list showing the holders of grants or warrants or other rights to purchase shares of the Company's capital stock prepared by the Company and dated as of January 14, 2002 and verifying the number of such issued and outstanding securities); and

        (8) a Management Certificate addressed to us and dated as of even date herewith executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        Based upon the foregoing, it is our opinion that the 28,211 shares of Stock that may be issued and sold by the Company upon the exercise of the Assumed Options granted under the Plan, when issued, sold and delivered in accordance with the Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.


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VERITAS Software Corporation
January 15, 2002
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        We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.


                                             Very truly yours,

                                             FENWICK & WEST LLP

                                             By: /s/ HORACE L. NASH
                                                 --------------------------
                                                 Horace L. Nash, a Partner